UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

July 26, 2013

____________________________

Research Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-53501 (Commission File Number)		11-3797644 (IRS Employer Identification No.)
5435 Balboa Boulevard, Suite 202 Encino, CA 91316 (Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2013, the Compensation Committee of the Registrant’s Board of Directors approved and adopted the following actions:

•	A revised compensation arrangement for Peter Derycz, the Registrant’s Chief Executive Officer and President, pursuant to which Mr. Derycz will receive an annual base salary of $276,000. The term of Mr. Derycz’s employment agreement with the Registrant was also extended through June 30, 2015.

•	A revised compensation arrangement for Alan Urban, the Registrant’s Chief Financial Officer and Secretary, pursuant to which Mr. Urban will receive an annual base salary of $201,250. The term of Mr. Urban’s employment agreement with the Registrant was also extended through June 30, 2015.

•	A revised compensation arrangement for Scott Ahlberg, formerly the Head of Corporate Services of Reprints Desk, pursuant to which Mr. Ahlberg will receive an annual base salary of $178,200. Mr. Ahlberg was also appointed as the Registrant’s Chief Operating Officer and the term of his employment agreement with the Registrant was extended through June 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: August 1, 2013	By:	/s/ Alan Urban
Alan Urban Chief Financial Officer